UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 7, 2008
Middlefield Banc Corp.
(Exact name of registrant specified in its charter)

Ohio	000-32561	34-1585111

(State or other jurisdiction of incorporation)	(Commission	(IRS Employer Identification No.)
File Number)

15985 East High Street, Middlefield, Ohio		44062-0035

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (440) 632-1666
[not applicable]
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01(d) Exhibits
Signatures

Item 8.01 Other Events.
     On November 7, 2008, Emerald Bank, a wholly owned subsidiary of Middlefield Banc Corp., completed its acquisition of certain assets and liabilities associated with The Commercial Savings Bank’s (“Commercial Savings”) branch office located at 17 N. State Street, Westerville, Ohio, 43081 (the “Westerville Branch”). Commercial Savings is a wholly owned subsidiary of Commercial Bancshares Inc., with its principal offices in Upper Sandusky, Ohio. This transaction resulted in Emerald Bank assuming approximately $5.9 million of deposits from Commercial Savings. Emerald Bank paid a 6% deposit premium, or approximately $355,000. The combined purchase price for the real property and the furniture, fixtures, and equipment at net book value for the Westerville Branch was approximately $514,888.
Item 9.01(d) Exhibits
     2.1 Branch Purchase and Assumption Agreement dated May 12, 2008*

*	Filed previously with Middlefield’s Current Report on Form 8-K on May 14, 2008
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Middlefield Banc Corp.
Date: November 10, 2008	/s/ James R. Heslop, II
James R. Heslop, II
Executive Vice President and COO